                                                                 EXHIBIT 10.10.1

       AGREEMENT REGARDING TERMINATION AND DISSOLUTION OF JOINT VENTURE


     This Agreement Regarding Termination and Dissolution of Joint Venture (the "Agreement") is effective as of August 15, 1997 (the "Effective Date") and is entered into by and among GOLDEN ALLIANCE DISTRIBUTION, a California general partnership (the "Joint Venture"), CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("Certified"), RALPHS GROCERY COMPANY, a Delaware corporation ("Ralphs"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC") and FOOD 4 LESS GM, INC., a California corporation ("F4LGM"), who agree as follows:


1.   Recitals.  This Agreement is made with reference to the following facts and
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circumstances:

     (a) GGMC and F4LGM are parties to that certain Joint Venture Agreement (the "Joint Venture Agreement") effective as of April 8, 1992 whereunder, among other things, they formed the Joint Venture.

     (b) GGMC and F4LGM, together, constitute all of the partners of the Joint Venture. Certified directly owns all of the outstanding shares of stock of GGMC and Ralphs indirectly owns all of the outstanding stock of F4LGM.

     (c) GGMC and F4LGM desire that the Joint Venture be terminated and dissolved and that its business be liquidated and wound up as provided in this Agreement, and Certified and Ralphs are agreeable to such termination, dissolution and winding up.


2.   Termination and Dissolution.  GGMC and F4LGM agree that the Joint Venture
     ---------------------------
is hereby terminated and dissolved pursuant to Section 12.1(i) of the Joint Venture Agreement effective on and as of the Effective Date, and agree that the Joint Venture shall be wound up and liquidated. Notwithstanding anything in the Joint Venture Agreement to the contrary, such winding up and liquidation shall be as provided in this Agreement, and in the event of any conflict between the terms and provisions of the Joint Venture Agreement and this Agreement, the terms and provisions of this Agreement shall in all cases govern and be controlling.


3.   Appointment of Liquidating Partner.  GGMC shall be the liquidating partner
     ----------------------------------
(the "Liquidating Partner") and shall have
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the exclusive authority, right and responsibility to wind up the business of the
Joint Venture. From and after the Effective Date, F4LGM shall have no power or authority whatever to act on behalf of or bind the Joint Venture or to participate in its management or control for purposes of winding up its business or otherwise.

4.   Winding Up and Liquidation.  The Liquidating Partner shall have the
     --------------------------
following powers and duties in the winding up and liquidation of the business of the Joint Venture:

     4.1  Powers of Liquidating Partner.  The Liquidating Partner shall have
          -----------------------------
          full power and authority to:

          4.1.1 Disposal of Assets.  Sell, transfer, hypothecate, pledge, or
                ------------------
                otherwise encumber or dispose of all the assets of the Joint Venture, in whole or piecemeal, for cash or a cash equivalent at a price and on terms which the Liquidating Partner shall in its sole discretion determine to be necessary or appropriate to accomplish an orderly and timely liquidation of the Joint Venture.

          4.1.2 Representation of Joint Venture.  Represent and act on behalf of
                -------------------------------
                the Joint Venture in all matters affecting it during the winding up period.

          4.1.3 Filings, Recordings, Etc.  Prepare, execute, file, record and
                ------------------------
                publish on behalf of the Joint Venture any agreements, documents or instruments connected with the dissolution and winding up of the business and affairs of the Joint Venture.

          4.1.4 Payment of Debts.  Pay or otherwise settle or discharge all of
                ----------------
                the debts, liabilities and other obligations of the Joint
                Venture.

          4.1.5 Other Actions.  Take all other action necessary, appropriate or
                -------------
                incidental to the foregoing powers or to the performance of the duties of the Liquidating Partner under this Agreement.

     4.2  Duties of Liquidating Partner.  The Liquidating Partner shall have the
          -----------------------------
          duty to:

          4.2.1 Time.  Devote such time as the Liquidating Partner deems
                ----
                necessary to liquidate the Joint Venture in the manner provided herein.

          4.2.2 Consultation.  Consult with F4LGM at any reasonable time upon
                ------------
                request by F4LGM respecting the actions taken toward the liquidation and winding up of the business of the Joint Venture.

          4.2.3 Notices.  Notify each of the known creditors of the Joint
                -------
                Venture of the dissolution of the Joint Venture and the lack of authority of F4LGM.

          4.2.4 Filings, Recordings, Etc.  Prepare, file, publish and record in
                ------------------------
                a timely manner all appropriate agreements, documents and instruments, including federal and state tax returns, to reflect the dissolution and termination of the Joint Venture and the cessation of the use of its name; obtain any necessary or desirable permits or other authorizations; to the extent required by law, cancel any existing authorizations, licenses or permits; and, resolve or dispose of other matters related to the dissolution in a manner required by law or consistent with the purposes of this Agreement.


5.   Completion of Liquidation.  The Liquidating Partner shall use its
     -------------------------
reasonable best efforts to promptly complete the liquidation and winding up of the business of the Joint Venture.


6.   Contributions.  If the assets of the Joint Venture are insufficient to
     -------------
satisfy its liabilities and obligations (including, without limitation, all known and unknown claims against the Joint Venture), GGMC shall be responsible for such insufficiency; provided, that the foregoing shall not be deemed nor
                        --------
construed as in any way limiting or eliminating any right or remedy available to GGMC, or any liability or obligation of F4LGM, for the breach by F4LGM of its representations and warranties set forth in Section 9 of this Agreement.


7.   Expenses; Distributions.  Responsibility for the expenses incurred by the
     -----------------------
Liquidating Partner in liquidating and winding up the business of the Joint Venture, and rights to distribution of the proceeds thereof shall be as follows:

     7.1  Expenses.  All expenses incurred by the Liquidating Partner in
          --------
          liquidating and winding up the business of the Joint Venture, including expenses of legal, accounting and other advisors, and filing, recording and publication fees, shall be paid by GGMC.

     7.2  Distributions.  Proceeds from the disposition of the assets of the
          -------------
          Joint Venture shall be applied first to the satisfaction of it debts and liabilities. Proceeds and assets, if any, remaining after such application shall exclusively belong and be distributed to GGMC and neither F4LGM nor Ralphs shall have any right or interest therein.


8.   Termination Payment.  F4LGM and Ralphs, jointly and severally, agree to pay
     -------------------
to GGMC the sum of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Termination Payment") subject to and in accordance with the following:

     8.1  Allocation.  The Termination Payment is comprised of (a) a payment of
          ----------
          One Million Two Hundred Thousand Dollars ($1,200,000) in full and final payment of F4LGM's share of all outstanding operating costs payable by it under the Joint Venture Agreement as of the Effective Date, excluding outstanding purchases of merchandise from the Joint Venture by Ralphs or any of it Affiliates (as hereinafter defined) and
          (b) a payment of Three Million Three Hundred Thousand Dollars ($3,300,000) in consideration of the termination and dissolution of the Joint Venture.

          8.1.1 Affiliate.  The term "Affiliate" means, with respect to a
                ---------
                specified person or entity, any other person or entity that controls, is controlled by, or is under common control with, such specified person or entity, and with respect to Ralphs includes, without limitation, Cala Co. and Bay Area Warehouse Stores, Inc.

     8.2  Method of Payment.  The Termination Payment shall be payable in no
          -----------------
          more than five (5) installments. The first such installment shall be payable on the Effective Date of this Agreement and shall be equal in amount to the aggregate Redemption Price (as hereinafter defined) paid in cash or applied in accordance with Section 8.4 by Certified on December 5, 1996 with respect to the Specified Excess Class B Shares (as hereinafter defined) redeemed by Certified on such date, which aggregate Redemption Price is hereby agreed to be Six Hundred Fifty-Seven Thousand Nine Hundred Eighty-Eight Dollars and Ninety-Two Cents ($657,988.92). Subject to Section 8.6, the remaining installments shall be payable on each of the next four (4) succeeding Redemption Dates (as hereinafter defined) until the Termination Payment has been paid in full. Each remaining installment shall be equal to and payable from the applicable aggregate Redemption Price paid in cash or applied in accordance with Section 8.4 on the applicable Redemption Date with respect to the Specified Excess Class B Shares redeemed on such applicable Redemption Date. In addition to the foregoing, on the Effective Date of this Agreement, the following amounts shall be paid and applied by Certified in reduction of the Termination Payment: (a) Two Hundred Forty-Eight Thousand Eight Hundred Eighty-Seven Dollars ($248,887.00), which amount is hereby agreed to be the aggregate amount of all principal and accrued interest to be applied in accordance with Section 8.4 with respect to the Certificates (as hereinafter defined) owned by Ralphs and its Affiliates, and (b) the amount of Nine Thousand Nine Hundred One Dollars and Thirty-Two Cents ($9,901.32), which amount is hereby agreed to be the final amount payable by Certified pursuant to (and with respect to certain "Specified Excess Class B Shares" as defined
          in) that certain Agreement Regarding Share Redemption Proceeds, dated April 10, 1992, between GGMC, Alpha Beta Company, F4LGM and the Joint Venture.

          8.2.1 Certificates.  The term "Certificates" means the Subordinated
                ------------
                Patronage Dividend Certificates Due December 15, 2000, December 15, 2001 and December 15, 2002 heretofore issued by Certified to certain of its patrons.

          8.2.2 Redemption Date.  The term "Redemption Date" means the date in
                ---------------
                each year on which Certified pays the Redemption Price.

          8.2.3 Redemption Price.  Subject to Section 8.3, the term "Redemption
                ----------------
                Price" means the price per share payable by Certified on an applicable Redemption Date with respect to the Specified
                Excess Class B Shares redeemed on such applicable Redemption Date, as computed in accordance with Article SIXTH, Section
                (c)(2) of the Articles of Incorporation of Certified.
                Certified hereby agrees that the full Redemption Price payable on each Redemption Date shall be payable in cash or applied in accordance with Section 8.4.

          8.2.4 Specified Excess Class B Shares.  The term "Specified Excess
                -------------------------------
                Class B Shares" means the Class B Shares of Certified listed on Exhibit "A" attached hereto, together with any Class B Shares of Certified hereafter tendered for redemption by Cala Co. or Bay Area Warehouse Stores, Inc.

     8.3  Minimum Redemption Price.  For the purpose of computing the applicable
          ------------------------
          aggregate Redemption Price payable on each applicable Redemption Date (other than the first Redemption Date) under Section 8.2, the applicable aggregate Redemption Price with respect to all Specified Excess Class B Shares shall be deemed to be the greater of (a) the aggregate Redemption Price on such applicable Redemption Date and (b) One Hundred Sixty-Seven Dollars and Ninety-Four Cents (167.94) times the number of Specified Excess Class B Shares redeemed on such Redemption Date (the "Minimum Redemption Price"). Certified hereby agrees that the aggregate Redemption Price paid on each Redemption Date shall be made without set off or other deduction by Certified on account of indebtedness or any other obligation owing by Ralphs or any of its Affiliates to Certified or any of its Affiliates; provided,
                                                                   --------
          that the foregoing shall not otherwise limit or in any way affect the rights of Certified and its Affiliates with respect to the separate enforcement or collection of any such indebtedness or obligations.

     8.4  Assigned Redemption Price; Set Off of Certificates.
          --------------------------------------------------

          8.4.1 Assignment of Redemption Price.  Ralphs hereby consents to the
                ------------------------------
                payment of the aggregate Redemption Price for the Specified Excess Class B Shares to GGMC for application to the installments of the Termination Payment under Section 8.2; and Ralphs hereby absolutely and irrevocably assigns all of its right, title and interest in and to such aggregate Redemption Price, up to a maximum amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (such assigned Redemption Price, the "Assigned Redemption Price"), to GGMC and irrevocably directs Certified to pay the Assigned Redemption Price to GGMC. Certified hereby acknowledges and consents to the assignment by Ralphs to GGMC of the Assigned Redemption Price, and further agrees that, to the extent the actual Redemption Price paid for the Specified Excess Class B Shares is in excess of the Assigned Redemption Price, such excess shall be paid to Ralphs in accordance with the terms of Section 8.3; however, it is understood and agreed that Certified makes no representation or warranty of any kind or nature whatsoever that the actual Redemption Price paid for the Specified Excess Class B Shares will exceed the Assigned Redemption Price.

          8.4.2 Set Off of Certificates.  Ralphs acknowledges that the
                -----------------------
                application to the Termination Payment of the principal and accrued interest on the Certificates (as provided in Section 8.2) will be accomplished by means of the exercise by Certified of its set off rights with respect to the Certificates. Ralphs hereby irrevocably consents and agrees to the exercise of such set off rights by Certified, and agrees that it will deliver, or cause to be delivered, to Certified on the Effective Date the Certificates identified on Exhibit "B" attached hereto.

     8.5  Insufficient Shares.  If following the redemption of Specified Excess
          -------------------
          Class B Shares on any applicable Redemption Date there are no Specified Excess Class B Shares which remain for redemption but there remains an unpaid balance of the Termination Payment, F4LGM and Ralphs, jointly and severally, shall be obligated to pay to GGMC, on such applicable Redemption Date or December 31, 2000, whichever is later, an amount in cash equal to the balance of the Termination Payment remaining unpaid; provided, that if for any reason the
                                    --------
          Redemption Price per share paid for any Specified Excess Class B Shares which are redeemed (including, without limitation, Specified Excess Class B Shares redeemed pursuant to Section 8.7) is less than the Minimum Redemption Price per share (such shares, the "Underpaid Shares"), then the amount of the Termination Payment and the amount required to be paid by F4LGM and Ralphs pursuant to this Section 8.5 shall be reduced by the difference between the Minimum Redemption Price and the Redemption Price paid for all Underpaid Shares.

     8.6  Inability to Redeem Shares.  If on any Redemption Date, Certified is
          --------------------------
          unable to redeem any Specified Excess Class B Shares due to any one or more of the restrictions on redemption set forth in Article I, Section 12, Paragraph 1 of its Bylaws, the installment of the Termination Payment remaining unpaid on such Redemption Date shall be postponed until the Redemption Date on which Certified is again able to redeem the Specified Excess Class B Shares free of such restrictions.

     8.7  Redemption of Balance of Shares.  If the Termination Payment has not
          -------------------------------
          been paid in full by the Redemption Date on which the fifth installment thereof is payable, Certified agrees that (subject to Section 8.6) it will redeem the lesser of (a) all of the remaining Specified Excess Class B Shares outstanding on such Redemption Date or
          (b) that number of such outstanding Specified

          Excess Class B Shares having an aggregate Redemption Price on such Redemption Date necessary to retire the remaining balance of the Termination Payment. If the Redemption Date for all or any portion of the Specified Excess Class B Shares to be redeemed pursuant to this
          Section 8.7 is delayed as a result of the provisions of Section 8.6, then the obligation of Ralphs and F4LGM to make the final installment of the Termination Payment pursuant to Sections 8.4 and 8.5 shall be delayed until all such Specified Excess Class B Shares are redeemed by Certified.

     8.8  Reorganization, Etc.  If there shall occur any reorganization or
          -------------------
          reclassification of the capital stock of Certified by which its Class B Shares are divided or combined into a lesser or greater number of shares, then the Minimum Redemption Price shall be adjusted proportionately.

     8.9  Withdrawal of Tender.  Ralphs agrees that it will not, nor will it
          --------------------
          permit any Affiliate to, withdraw its tender for redemption of any of the Specified Excess Class B Shares.

     8.10 Rights Unaffected.  F4LGM and Ralphs acknowledge and agree that this
          -----------------
          Agreement shall in no way affect or alter any terms, conditions, covenants, limitations, obligations or requirements to which Certified's Class B Shares and/or to which member-patrons of Certified are subject, including, without limitation, future determinations by Certified regarding the minimum number of Class B Shares a member-patron shall hold. GGMC and Certified acknowledge and agree that, except to the extent specifically provided in this Agreement, Ralphs and its Affiliates shall be entitled to exercise all of the rights and privileges to which all other holders of the Class B Shares are entitled in accordance with Certified's Articles of Incorporation and Bylaws. The Specified Excess Class B Shares shall not be included in determining whether Ralphs or any of its Affiliates holds the minimum number of Class B Shares required to be held pursuant to Article I,
          Section 8 of Certified's Bylaws.

     8.11 Transfer of Shares Held by Cala.  Certified hereby agrees that, if
          -------------------------------
          Ralphs so elects, any Specified Excess Class B Shares held by Cala Co. or any direct or indirect subsidiary of Cala Co. may be transferred to Ralphs or F4LGM at any time and from time to time.

9.   Representations and Warranties.  The parties hereto make the following
     ------------------------------
representations and warranties, which representations and warranties shall survive the termination, liquidation and winding up of the Joint Venture:

     9.1  Representations and Warranties of the Parties.  Each of the parties
          ----------------------------------------------
          hereto represents and warrants to each of the other parties hereto as follows:

          9.1.1 Organization.  That it is duly organized, validly existing and
                ------------
                in good standing under the laws of its state of organization, and it is duly qualified to do business in all states where necessary in light of the nature of its business or properties.

          9.1.2 Authority.  That it has all necessary power and authority to
                ---------
                execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action.

          9.1.3 Enforceability.  That this Agreement has been duly and validly
                --------------
                executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the rights of creditors generally.

          9.1.4 No Conflicts.  That the execution, delivery and performance by
                ------------
                it of this Agreement does not and will not (a) conflict with or violate any provision of its Articles of Incorporation, Bylaws or other organizational documents, (b) conflict with or violate any provision of, or constitute a material default under, any material agreement or instrument to which it is a party or by which it or its assets are bound, or (c) contravene, or constitute a material default under, any law, rule or regulation applicable to it.

          9.1.5 Accuracy.  That its representations and warranties contained in
                --------
                this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or incomplete.

     9.2  Representations and Warranties of GGMC and F4LGM.  GGMC and F4LGM each
          ------------------------------------------------
          represent and warrant to the other that:

          9.2.1 Liabilities.  It has not incurred any obligation or liability on
                -----------
                behalf of or as apparent agent of the Joint Venture or of the other, or for which it or the other may be charged, or for which it intends to claim refund or reimbursement from the Joint Venture.

          9.2.2 Property.  It has not received, discharged or transferred any
                --------
                credit, moneys, property or other assets of the Joint Venture.

     9.3  Survival of Certain Representation and Warranties.  The parties hereby
          -------------------------------------------------
          acknowledge that, notwithstanding the termination of the Joint Venture Agreement, the representation and warranties contained in Article XIII of the Joint Venture Agreement shall survive to the extent provided in
          Section 13.5 of the Joint Venture Agreement. GGMC hereby confirms that the representations and warranties set forth in Section 2.1 of that certain Environmental Agreement (the "Environmental Agreement") by and among Certified, GGMC, F4LGM and the Joint Venture, effective as of February 28, 1992, continue to be true and correct.

     9.4  No Breach or Default.  The parties hereby confirm that they are not
          --------------------
          aware of any breach or default under the Environmental Agreement or any of the agreements to be terminated pursuant to the provisions of
          Section 10 of this Agreement.


10.  Termination of Certain Agreements.  The parties hereby agree that,
     ---------------------------------
effective as of the Effective Date, the following agreements are terminated and the respective parties to such agreements are released from all liabilities and obligations under such agreements, except (i) as provided in this Agreement and
(ii) for such as have accrued prior to the Effective Date and such which by the express terms of such agreements survive their termination and/or the termination of the Joint Venture: (a) those certain agreements entitled "Consignment Agreement," "GGMC Supply Agreement," and "Transportation Agreement", each by and between GGMC and the Joint Venture and effective as of April 10, 1992; (b) that certain agreement entitled "F4LGM Supply Agreement" by and between F4LGM and the Joint Venture and effective as of April 10, 1992; (c) those certain agreements entitled "Premises Sublease," "Equipment Sublease I," "Equipment Sublease II," and "Equipment Sublease III", each by and between Certified and the Joint Venture and effective as of April 10, 1992; (d) that certain agreement entitled "Agreement Regarding

Assignment of Leases" by and between Certified and F4LGM and effective as of April 10, 1992; (e) that certain agreement entitled "Agreement Regarding Share Redemption Proceeds" by and between GGMC, Alpha Beta Company (predecessor in interest to Ralphs), F4LGM, and the Joint Venture and effective as of April 10, 1992; and (f) the Joint Venture Agreement.

11.  Survival of Certain Provisions.  The parties agree that, notwithstanding
     ------------------------------
anything to the contrary in this Agreement, the provisions of paragraph 18 of the Premises Sublease and the provisions of Paragraph 15 of Equipment Lease I, Equipment Lease II and Equipment Lease III shall survive the termination of the Premises Sublease, Equipment Sublease I, Equipment Sublease II and Equipment Sublease III.

12.  Release and Indemnification.
     ---------------------------

     12.1 Release.  Certified, GGMC and the Joint Venture (collectively, the
          -------
          "Releasors") hereby release Ralphs, F4LGM and each of their Affiliates and each of their respective officers, directors, agents, representatives, successors and assigns (collectively, the "Releasees") from any all liabilities, obligations, losses, damages, and claims of any kind or nature whatsoever which Releasors may have against Releasees in any way relating to the business of the Joint Venture and/or any agreements in any way related to the Joint Venture;

          provided, that the foregoing release does not extend to, and Releasors
          --------
          do not release Releasees from, any liabilities or obligations of Releasees under this Agreement or any liabilities, obligations, losses, damages or claims of any kind or nature in any way relating to any breach or default by Releasees under this Agreement, including, without limitation, any breach by F4LGM of any of its representations and warranties set forth in Section 9 of this Agreement.

     12.2 Indemnification.  GGMC and Certified agree to indemnify, defend and
          ---------------
          hold Ralphs, F4LGM, each of their respective Affiliates and each of their respective officers, directors, agents, representatives, successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to the business of the Joint Venture and/or any of the agreements in any way related to the Joint Venture; provided, that the
                                                              --------
          foregoing indemnification does not extend to, and

          GGMC and Certified do not indemnify the Indemnified Parties with respect to, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Party as a result of its breach or default under this Agreement or in any way relating to any breach or default by any Indemnified Party under this Agreement, including, without limitation, any breach by F4LGM of any of its representations and warranties set forth in Section 9 of this Agreement.

13.  Other Agreements.  The parties hereto agree to the following additional
     ----------------
matters:

     13.1 Waiver of Partition.  The parties hereto waive any rights they might
          -------------------
          have at law or in equity to obtain an accounting or a court-supervised winding up, to maintain an action in partition of property, or to otherwise interfere in any way with the process of winding up and termination contemplated by this Agreement.

     13.2 Amendments and Waivers.  No term or provision of this Agreement may be
          ----------------------
          amended or waived orally or by a course of conduct, but only by and instrument in writing signed by a duly authorized officer or representative of the party against which enforcement of such amendment or waiver is sought. Any amendment or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same. Any waiver shall be effective only in the specific instance and for the purpose for which given.

     13.3 Entire Agreement.  This Agreement and the exhibits attached hereto
          ----------------
          constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior or contemporaneous agreements (whether written or oral) with respect to the subject matter hereof.


     13.4 Severability.  Any provision of this Agreement that is held by a court
          ------------
          of competent jurisdiction to be invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating, diminishing or rendering unenforceable the rights and obligations of the parties under the remaining provisions of this Agreement.

     13.5 Interpretation.  The cover page, table of contents and the titles to
          --------------
          the Sections and Subsections of this Agreement are for convenience of reference only and are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part of this Agreement. All exhibits attached to this Agreement are, however, a part of this Agreement. Whenever appropriate from the context, the use of any gender shall include any other or all genders, and the singular shall include the plural and the plural shall include the singular. This Agreement was freely and voluntarily negotiated between the parties and none of the parties shall have any term or provision construed against it solely by reason of its having drafted the same. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to any otherwise governing principles of conflicts of law.

     13.6 Notices.  Except as otherwise expressly provided in this Agreement,
          -------
          all notices and other communications which any party is required or desires to give to any other party shall be in writing addressed to the recipient party's Notice Address set forth after its signature to this Agreement and shall be deemed to have been duly given (a) if delivered personally (including by commercial courier or delivery service) to the party's Notice Address, then as of the date delivered (or if delivery is refused, upon presentation), (b) if mailed by certified mail to the party's Notice Address, postage prepaid and return receipt requested, then at the time received at the party's Notice Address as evidenced by the return receipt, or (c) if mailed by first class mail to the party's Notice Address, postage prepaid, then at the time received at the party's Notice Address. A party may only change its Notice Address by a notice given in the foregoing form and manner.

     13.7 Assignment; Successors.  Neither this Agreement nor the rights and
          ----------------------
          duties of a party hereunder may be assigned or transferred by a party without the prior written consent of every other party hereto. Except as expressly provided for in this Agreement, neither the Specified Class B Shares nor any interest therein may be assigned or transferred, except as such assignment or transfer may be consented to by Certified in accordance with Article I, Section 9 of its Bylaws. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties and their respective successors and assigns.

     13.8 Further Actions.  Each party hereto shall execute and deliver such
          ---------------
          other certificates, agreements and documents, and shall take such other actions, as may reasonably be necessary in connection with the liquidation, winding up and termination of the Joint Venture and the carrying out of the provisions of this Agreement.

     13.9 Costs and Expenses.  Each party to this Agreement shall bear its
          ------------------
          respective costs and expenses of whatever kind incurred by it in connection with the preparation, negotiation, execution and delivery of this Agreement.

     13.10 Counterpart Execution.  This Agreement may be executed
           ---------------------
          in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers or representatives as of August 15, 1997.


CERTIFIED GROCERS OF CALIFORNIA,    RALPHS GROCERY COMPANY,
LTD., A CALIFORNIA CORPORATION      A DELAWARE CORPORATION


By_________________________         By___________________________

___________________________         _____________________________
     (Print Name)                        (Print Name)

___________________________         _____________________________
     (Print Title)                       (Print Title)


NOTICE ADDRESS:                     NOTICE ADDRESS:

2601 South Eastern Avenue           1100 West Artesia Boulevard
Los Angeles, California  90040      Compton, California  90220
Attn.:  Corporate Secretary         Attn.: John Standley, CFO



GROCERS GENERAL MERCHANDISE         FOOD 4 LESS GM, INC., A
COMPANY, A CALIFORNIA CORPORATION   CALIFORNIA CORPORATION


By_________________________         By___________________________

___________________________         _____________________________
     (Print Name)                        (Print Name)

___________________________         _____________________________
     (Print Title)                       (Print Title)


NOTICE ADDRESS:                     NOTICE ADDRESS:

2601 South Eastern Avenue           1100 West Artesia Boulevard
Los Angeles, California  90040      Compton, California  90220
Attn.:  Corporate Secretary         Attn.:  John Standley, CFO



GOLDEN ALLIANCE DISTRIBUTION,
A CALIFORNIA GENERAL PARTNERSHIP

By:  Food 4 Less GM, Inc.,
     a California corporation
     Its Partner


     By____________________________

     ______________________________
          (Print Name)

     ______________________________
          (Print Title)


By:  Grocers General Merchandise
     Company, a California corporation
     Its Partner


     By____________________________

     ______________________________
          (Print Name)

     ______________________________
          (Print Title)


NOTICE ADDRESS:

2601 South Eastern Avenue
Los Angeles, California  90040
Attn.:  Corporate Secretary

With copy to:

1100 West Artesia Boulevard
Compton, California  90220
Attn.:  John Standley, CFO

                        ACKNOWLEDGMENT AND AGREEMENT OF
                                  CALA CO. AND
                        BAY AREA WAREHOUSE STORES, INC.



     Cala Co. and Bay Area Warehouse Stores, Inc. each hereby acknowledges the terms and provisions of the foregoing Agreement and the obligations of Ralphs and F4LGM thereunder, and each hereby absolutely and irrevocably consents and agrees to the payment and application of the Redemption Price of any Specified Excess Class B Shares now or hereafter owned by it and the set off by Certified of all Certificates owned by it in accordance with the terms and provisions of the Agreement, including, without limitation, Section 8.4 of the Agreement; and each hereby agrees that if any Class B Shares owned by it are tendered for redemption and thus become Specified Excess Class B Shares as defined in Section
8.2.4 of the Agreement, it will not (and it hereby absolutely and irrevocably waives its right to) withdraw its tender for redemption of any of such Specified Excess Class B Shares now or hereafter owned by it; and each hereby agrees to deliver to Certified on the Effective Date of the foregoing Agreement the Certificates owned by it and identified on Exhibit "B" to the Agreement.

     IN WITNESS WHEREOF, Cala Co. and Bay Area Warehouse Stores, Inc. have caused this Acknowledgment and Agreement to be duly executed by their respective duly authorized officers or representatives as of the Effective Date.


CALA CO.,                     BAY AREA WAREHOUSE STORES, INC.,
A CALIFORNIA CORPORATION      A CALIFORNIA CORPORATION


By__________________________  By___________________________

____________________________  _____________________________
     (Print Name)                   (Print Name)

____________________________  _____________________________
     (Print Title)                  (Print Title)

                                  EXHIBIT "A"
                        SPECIFIED EXCESS CLASS B SHARES



SHARES REDEEMED 12/5/96:
------------------------


  Certificate Number                          Number of Shares                         Number Redeemed
  ------------------                          ----------------                         ---------------

          13439                                  2,766                                       453(a)
          13447                                  5,964                                     2,714(b)
          15097                                    748                                       748
          11029                                      2                                         2
          11130                                      1                                         1
                                                 Total:                                    -----
                                                                                           3,918


REMAINING SHARES:
----------------


  Certificate Number                                             Number of Shares
  ------------------                                             ----------------

          10122                                                        172
          10123                                                         26

          15611                                                      2,313
          13440                                                      3,919
          13441                                                      2,914
          13442                                                      4,321
          15643                                                      3,250

          11031                                                          1
          11032                                                         15
                                                                    ------

                                           Total:                   16,931


     (a)  Certificate No. 15611 issued for balance of unredeemed shares.
     (b)  Certificate No. 15643 issued for balance of unredeemed shares

                                  EXHIBIT "B"
                       LIST OF CERTIFICATES BEING SET OFF



Certificate No.                 Maturity                   Owner
------------------              --------             ------------------

       17                       12/15/00             Alpha Beta Company

       49                       12/15/00             Cala Co.
       41                       12/15/01             Cala Co.
       43                       12/15/02             Cala Co.

      106                       12/15/00             Bay Area Warehouse
       84                       12/15/01             Bay Area Warehouse
       93                       12/15/02             Bay Area Warehouse